UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 15, 2023

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

One Research Court, Suite 450

Rockville, Maryland 20850

(Address Of Principal Executive Offices) (Zip Code)

240-430-4212

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement Definitive Agreement

Lease Agreement

On February 16, 2023, Shuttle Pharmaceuticals, Inc., a Maryland corporation (“Shuttle), a wholly owned subsidiary of Shuttle Pharmaceuticals Holding, Inc., a Delaware corporation (the “Company”), entered into a lease agreement (the “Lease Agreement”) with ARE-QRS Corp., a Maryland corporation (the “Landlord”), for purposes of renting 2,109 square feet of office and laboratory space in Gaithersburg, Maryland, which will serve as the Company’s new office space commencing on or about June 1, 2023. The lease has a term of 5.25 years (the “Lease Term”), with an option to extend the lease for an additional three years. The base rent will be $7,206 per month (the “Base Rent”), subject to a customary rent abatement at the outset of the lease and a customary percentage increase in the Base Rent each year. The new office and laboratory space is located in a building with 63,154 square feet of office and laboratory space, largely occupied by other pharmaceutical and biotech companies. In addition to other standard and customary commercial lease terms, Shuttle will be obligated to contribute a pro rata portion of the property’s operating expenses (the “Operating Expenses”), which amount will be prorated and paid in monthly increments along with the Base Rent. The Landlord will provide Shuttle with an estimate of such Operating Expenses on a yearly basis and within 90 days after each calendar year end will provide Shuttle with an accounting, in reasonable detail, of the Operating Expenses for the year.

Director Agreement

On February 15, 2023, the Company entered into a director services agreement (the “Director Agreement”) with our non-executive director, Dr. Milton Brown. Dr. Brown, who is one of our founders and previously served as the Company’s Chief Scientific Officer for Chemistry, has long served as a Company director, however, up until this point had not received separate compensation for his services as director.

Under the Director Agreement, which has an effective date of January 1, 2023, Dr. Brown will receive annual cash compensation of $25,000, payable in quarterly installments in arears, $6,250 in cash compensation to cover his services during the fourth quarter of 2022, and options to purchase 25,000 shares of common stock, exercisable at $1.92 per share (which was the Nasdaq closing price of SHPH’s common stock on the date of grant). In addition, Dr. Brown will be entitled to such additional yearly equity compensation grants as may determined from time to time by the compensation committee of the board of directors and reimbursement for any expenses incurred in performing his duties as a director, including attending any in person meetings of the board.

The aforementioned description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Agreement itself, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Director Letter Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2023

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Name:	Anatoly Dritschilo
Title:	Chief Executive Officer

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